EX-31.1

                Servicer's Sarbanes-Oxley Certification (2000 Transactions)

                         BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                            MORTGAGE PASS-THROUGH CERTIFICATES,
                      SERIES SET FORTH ON EXHIBIT I HERETO

I, Gary K. Bettin, a Senior Vice President of Bank of America, N.A., certify that:

1. I have reviewed the annual reports on Form 10-K for the calendar year 2003 and all monthly current reports on Form 8-K containing a copy of the monthly statement to certificateholders (the "Distribution Date Statements") delivered pursuant to Section 5.04(a) of the Pooling and Servicing Agreements listed on Exhibit I hereto (each, an "Agreement") filed in respect of periods included in the year covered by such annual reports of the trusts (each, a "Trust") formed pursuant to such Agreements;

2. Based on my knowledge, with respect to each Trust, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under each Agreement for inclusion in the related Trust's Distribution Date Statements is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under each Agreement and based upon my knowledge and the annual compliance review required under each Agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under each Agreement;

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards, based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: The Bank of New York.


                                       By:   /S/ Gary K. Bettin
                                          --------------------------------------
                                          Name:  Gary K. Bettin
                                          Title: Senior Vice President

                                                                       EXHIBIT I


                PARTIES                    DATE OF POOLING         SERIES
                                              AGREEMENT
===============================================================================

Bank of America Mortgage Securities,    January 25, 2000           2000-1
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    March 28, 2000             2000-2
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    May 25, 2000               2000-3
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    July 26, 2000              2000-4
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    September 26, 2000         2000-5
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    October 26, 2000           2000-6
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    November 21, 2000          2000-7
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    December 21, 2000          2000-8
Inc., Bank of America, N.A. and The
Bank of New York

Bank of America Mortgage Securities,    December 21, 2000          2000-A
Inc., Bank of America, N.A. and The
Bank of New York